AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 3rd day of December, 2015, to the Amended and Restated Custody Agreement, dated as of December 6, 2012, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit V attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the listed series of the Trust to add the Scharf Alpha Opportunity Fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit V is hereby superseded and replaced with Amended Exhibit V attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK N.A.

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

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Amended Exhibit V to the Advisors Series Trust Amended and Restated Custody Agreement
Separate Series of Scharf Investments, LLC

Name of Series                                                                                                                  Date Added
Scharf Fund
Scharf Balanced Opportunity Fund
Scharf Global Opportunity Fund

Scharf Alpha Opportunity Fund                                                                                     On or after December 3, 2015

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at December, 2012

Annual Fee Based Upon Market Value Per Fund*
1.00 basis point on average daily market value
Minimum annual fee per fund - $[   ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[   ] /book entry DTC transaction/Federal Reserve transaction/principal paydown
$[   ] /U.S. Bank repo agreement transaction
$[   ] /short sale
$[   ] /option/future contract written, exercised or expired
$[   ] /mutual fund trade/Fed wire/margin variation Fed wire
$[   ] /physical transaction
$[   ] /segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus [  ].

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Bank Loan Services - $[   ] annual base fee per account

Advisor’s Signature not required at December 3, 2015 as the domestic and global fees are not changing.

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Amended Exhibit V (continued) to the Advisors Series Trust Amended and Restated Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at December, 2012
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$[ ]	Lebanon	All	____	$[ ]
Australia	All	____	$[ ]	Lithuania	All	____	$[ ]
Austria	All	____	$[ ]	Luxembourg	All	____	$[ ]
Bahrain	All	____	$[ ]	Malaysia	All	____	$[ ]
Bangladesh	All	____	$[ ]	Mali*	All	____	$[ ]
Belgium	All	____	$[ ]	Malta	All	____	$[ ]
Benin*	All	____	$[ ]	Mauritius	All	____	$[ ]
Bermuda	All	____	$[ ]	Mexico	All	____	$[ ]
Botswana	All	____	$[ ]	Morocco	All	____	$[ ]
Brazil	All	____	$[ ]	Namibia	All	____	$[ ]
Bulgaria	All	____	$[ ]	Netherlands	All	____	$[ ]
Burkina Faso*	All	____	$[ ]	New Zealand	All	____	$[ ]
Canada	All	____	$[ ]	Niger*	All	____	$[ ]
Cayman Islands*	All	____	$[ ]	Nigeria	All	____	$[ ]
Channel Islands*	All	____	$[ ]	Norway	All	____	$[ ]
Chile	All	____	$[ ]	Oman	All	____	$[ ]
China“A” Shares	All	____	$[ ]	Pakistan	All	____	$[ ]
China“B” Shares	All	____	$[ ]	Peru	All	____	$[ ]
Columbia	All	____	$[ ]	Philippines	All	____	$[ ]
Costa Rica	All	____	$[ ]	Poland	All	____	$[ ]
Croatia	All	____	$[ ]	Portugal	All	____	$[ ]
Cyprus*	All	____	$[ ]	Qatar	All	____	$[ ]
Czech Republic	All	____	$[ ]	Romania	All	____	$[ ]
Denmark	All	____	$[ ]	Russia	Equities/Bonds	____	$[ ]
Ecuador	All	____	$[ ]	Russia	MINFINs	____	$[ ]
Egypt	All	____	$[ ]	Senegal*	All	____	$[ ]
Estonia	All	____	$[ ]	Singapore	All	____	$[ ]
Euromarkets(3)	All	____	$[ ]	Slovak Republic	All	____	$[ ]
Finland	All	____	$[ ]	Slovenia	All	____	$[ ]
France	All	____	$[ ]	South Africa	All	____	$[ ]
Germany	All	____	$[ ]	South Korea	All	____	$[ ]
Ghana	All	____	$[ ]	Spain	All	____	$[ ]
Greece	All	____	$[ ]	Sri Lanka	All	____	$[ ]
Guinea Bissau*	All	____	$[ ]	Swaziland	All	____	$[ ]
Hong Kong	All	____	$[ ]	Sweden	All	____	$[ ]
Hungary	All	____	$[ ]	Switzerland	All	____	$[ ]
Iceland	All	____	$[ ]	Taiwan	All	____	$[ ]
India	All	____	$[ ]	Thailand	All	____	$[ ]
Indonesia	All	____	$[ ]	Togo*	All	____	$[ ]
Ireland	All	____	$[ ]	Trinidad & Tobago*	All	____	$[ ]
Israel	All	____	$[ ]	Tunisia	All	____	$[ ]
Italy	All	____	$[ ]	Turkey	All	____	$[ ]
Ivory Coast	All	____	$[ ]	UAE	All	____	$[ ]
Jamaica*	All	____	$[ ]	United Kingdom	All	____	$[ ]
Japan	All	____	$[ ]	Ukraine	All	____	$[ ]
Jordan	All	____	$[ ]	Uruguay	All	____	$[ ]
Kazakhstan	All	____	$[ ]	Venezuela	All	____	$[ ]
Kenya	All	____	$[ ]	Vietnam*	All	____	$[ ]
Latvia	Equities	____	$[ ]	Zambia	All	____	$[ ]
Latvia	Bonds	____	$[ ]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

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Amended Exhibit V (continued) to the Advisors Series Trust Amended and Restated Custody Agreement

Annual Base Fee - $[   ] per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[   ] per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

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